Exhibit 10.16

AMENDMENT NO. 2
TO
EQUIFAX DIRECTOR AND EXECUTIVE
STOCK DEFERRAL PLAN

(As Amended and Restated Effective as of January 1, 2019)

THIS AMENDMENT NO. 2 made as of this 2nd day of December, 2021 by Equifax Inc. (the “Company”);

WHEREAS, the Company previously established the Equifax Director and Executive Stock Deferral Plan, as amended and restated effective as of January 1, 2019, and as further amended on November 4, 2020 (the “Plan”);

WHEREAS, effective as of December 2, 2021, the Company desires to amend the Plan to provide that (i) Participants may make a one-time change to the form of payment of the Participant’s Section 409A Account upon a Termination of Employment, subject to the requirements of Section 409A, and (ii) Participants who make a deferral election under the Plan on or after December 2, 2021, may elect to have the shares of Common Stock subject to such deferral election paid in substantially level annual installments over a specified period of not more than ten (10) years following the Participant’s Termination of Employment; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to them in the Plan.

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Section 4.1 is deleted in its entirety and the following substituted therefor:

“4.1 Retirement Benefits. Section 409A Account - In the event of the Participant’s Retirement or Disability, the Participant shall be entitled to receive a distribution of whole shares of Common Stock of the Company equal to the amount of Deferred Stock (including any Dividend Equivalent Units) credited to the Participant’s Section 409A Account as of the Valuation Date. Fractional shares will be paid in cash or disregarded as determined by the Administrator in its discretion. The benefits shall be paid in a single lump sum unless the Participant has elected at the time of deferral (or in accordance with the transition rules of Section 409A) to have the shares of Common Stock paid in substantially level annual installments over a specified period of not more than fifteen (15) years, provided, that effective for deferral elections made on or after January 1, 2019, the Participant may elect to have the shares of Common Stock subject to such deferral paid in substantially level annual installments over a specified period of not more than five (5) years. Notwithstanding the foregoing, effective for deferral elections made on or after December 2, 2021, Participants may elect to have the shares of Common Stock subject to such deferral paid in substantially level annual installments over a specified period of not more than ten (10) years. Once a Participant has made a Retirement payment election after January 1, 2019, such form of payment shall apply to all future deferral elections by the Participant to defer shares until Retirement. Notwithstanding the previous sentences, if an election to defer shares with respect to an award of RSUs was made more than 30 days after the date such RSUs were granted (or within 30 days after grant but when the Participant had already attained his Retirement Eligibility Date), no Deferred Shares with respect to such RSUs may be paid prior to the date five years after the original Payment Date with respect to such RSUs. For the avoidance of doubt, this five-year deferral requirement does not apply if the deferral election was made in the calendar year prior to the year in which the RSUs were granted. Payments shall begin on the Settlement Date following Retirement, and, if applicable, subsequent installment payments (and payments with respect to Deferred Shares held to meet the five-year deferral requirement) shall be made on the anniversaries of the Settlement Date. A Participant may, not less than twelve (12) months prior to Retirement, elect to change the method of payment of the Participant’s Section 409A Account at Retirement, provided that (i) only one such change is permitted and after such election change, the election is irrevocable; (ii) the payment date (or payment commencement date) for the Participant’s Section 409A Account will be deferred for 5 years after Retirement, and (iii) the election shall not become effective for 12 months. The change of election shall be made through a method established by the Plan Administrator.

a.Pre-Section 409A Account - In the event of the Participant’s Retirement or Disability, the Participant shall be entitled to receive a distribution of shares of Common Stock of the Company equal to amount of Deferred Stock credited to the

Participant’s Pre-Section 409A Account as of the Valuation Date. The distribution shall be in a single lump sum unless the Participant makes a timely election prior to Retirement to divide the Deferred Stock into equal annual installments distributed over a specified period of not more than fifteen (15) years. Payments shall begin on the Settlement Date following Termination of Employment. An election to change the form of payout may be made at any time prior to Termination of Employment by submitting to the Administrator the form provided for such purpose, but elections shall not be effective unless made no less than thirteen (13) calendar months prior to Termination of Employment. Notwithstanding the foregoing, the Participant may elect to have the new election take effect less than thirteen (13) months prior to Termination of Employment, subject to a Withdrawal Penalty of ten percent (10%) of the value of the Pre-Section 409A Account balance forfeited to the Company.”

2.

Section 4.2 is deleted in its entirety and the following substituted therefor:

“4.2 Termination Benefit. Upon Termination of Employment other than by reason of Retirement, Disability or death, the Participant shall be entitled to receive a distribution of whole shares of Common Stock of the Company equal to the amount of Deferred Stock (including any Dividend Equivalent Units) credited to the Participant’s Account as of the Valuation Date. Fractional shares will be paid in cash or disregarded as determined by the Administrator in its discretion. The distribution shall be in a single lump sum on the Settlement Date following Termination of Employment; provided, however, if an election to defer shares with respect to an award of RSUs was made more than 30 days after the date such RSUs were granted (or within 30 days after grant but when the Participant had already attained his Retirement Eligibility Date), the Deferred Shares with respect to such RSUs may not be paid prior to the date five years after the original Payment Date with respect to such RSUs. Any such Deferred Shares not payable on the Settlement Date following Termination of Employment shall be paid on the anniversary of the Settlement Date after the five-year deferral requirement has been satisfied. For the avoidance of doubt, this five-year deferral requirement does not apply if the deferral election was made in the calendar year prior to the year in which the RSUs were granted. Notwithstanding the foregoing, effective for deferral elections made on or after December 2, 2021, Participants may elect to have the shares of Common Stock subject to such deferral paid in substantially level annual installments over a specified period of not more than ten (10) years. A Participant may, not less than twelve (12) months prior to Termination of Employment, elect to change the method of payment of the Participant’s Section 409A Account at Termination of Employment, provided that (i) only one such change is permitted and after such election change, the election is irrevocable; (ii) the payment date (or payment commencement date) for the Participant’s Section 409A Account will be deferred for 5 years after Termination of Employment, and (iii) the election shall not become effective for 12 months. The change of election shall be made through a method established by the Plan Administrator. The Company may, in its sole discretion with respect to the Participant’s Pre-Section 409A Account, elect to divide the Deferred Stock into equal annual installments distributed over a period of three (3) years beginning on the Settlement Date following Termination of Employment.”

3.

This Amendment No. 2 shall be effective as of December 2, 2021. Except as hereby amended, the Plan shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 as of the date first written above.

EQUIFAX INC.

By:
Name:	Carla J. Chaney
Title:	Corporate Vice President and Chief Human Resources Officer
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